                                                                  EXECUTION COPY

                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT ("AGREEMENT") is entered into by and between
Ronald G. Bizick, II (the "EXECUTIVE") and Pinnacle Holdings, Inc., a Delaware
corporation (the "COMPANY") on November 26, 2003.

         WHEREAS, the Company desires to provide for the service and employment of the Executive with the Company and the Executive wishes to perform services for the Company, all in accordance with the terms and conditions provided herein.

         NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, the Executive and the Company hereby agree as follows:

         Section 1. EMPLOYMENT. The Company does hereby employ the Executive and the Executive does hereby accept employment as Executive Vice President,
Operations and Development ("EVP") of the Company. The Executive shall have all the duties, responsibilities and authority normally performed by an executive vice president and shall render services consistent with such position on the terms set forth herein and shall report to David Grain, President of the Company or Chief Executive Officer. The Executive agrees to devote all of his working time and efforts to the business and affairs of the Company and its subsidiaries, subject to periods of vacation and sick leave to which he is entitled, and shall not engage in activities that substantially interfere with
Executive's ability to carry out his responsibilities under this Agreement.

         Section 2. TERM OF AGREEMENT. The term of this Agreement ("the "Initial
TERM") shall commence on the earlier of January 1, 2004 or the written release from your non-competition agreement acceptable to Company with SBA
Communications Corp. ("COMMENCEMENT DATE") and shall end December 31, 2006, unless terminated pursuant to Section 5 below. At the end of the Initial Term, the Executive's employment pursuant to this Agreement shall be extended automatically for successive one (1) year terms of employment, unless the
Company or Executive notifies the other party at least ninety (90) days prior to the end of the Initial Term or any later Term of an intention not to renew this
Agreement, in which case this Agreement will terminate at the end of such Term.
All references to "Term" shall refer to both such Initial Term and any such successive Terms. For the sake of clarity, the failure to renew by Company is not deemed termination without cause and Section 5(c) does not apply.

         Section 3. LOCATION. In connection with the Executive's employment by the Company, the Executive shall be based at the Company's offices located in the Sarasota, Florida, except for required travel for the Company's business.

         Section 4. COMPENSATION and RELATED MATTERS.

                    (a) BASE SALARY. Effective as of the Commencement Date, for
services rendered by the Executive hereunder, the Company shall pay the
Executive a base salary ("BASE SALARY") at an initial rate of $200,000 per year which amount may be increased but not decreased by the Company without
Executive's approval. The Base Salary is payable on a bi-weekly basis or on such other schedule as the Company may employ from time to time, less all applicable holdings and deductions required under applicable law. Compensation of the
Executive by payments of Base Salary shall not be considered exclusive and shall not prevent the Executive from participating in any other compensation or benefit plan of the Company.

                    (b) ANNUAL BONUS. The Executive shall have the opportunity to earn a bonus ("ANNUAL BONUS") for each calendar year in which the Executive is employed by the Company in an amount as determined by the Board of Directors of the Company in its sole discretion; provided, however that the discretionary
Annual Bonus shall be seventy-five percent (75%) of Base Salary during each calendar year of Executive's employment. The bonus will be based on reasonable performance goals determined by the Company after consultation with the
Executive. Such goals shall be communicated to Executive prior to March 31st of each calendar year. The Annual Bonus shall be payable on or before March 31st of the succeeding calendar year.

                    (c) EQUITY PARTICIPATION.

                        (i) Executive shall be granted an option (the "First
         Option") to purchase an aggregate of 102,500 shares of common stock of the Company (the "Shares"), having an Exercise Price per Share of $20.
         The First Option shall become vested and exercisable over a three-year period with thirty percent (30%) of Shares vesting on December 31,
         2004, another thirty percent (30%) of the Shares vesting on December
         31, 2005 and the remaining forty percent (40%) of the Shares vesting on
         December 31, 2006. The First Option shall be governed by the terms of the Company's customary form option agreement (and any related agreements that may be entered into in connection with any exercise of the option) to be entered into by and between the Executive and the
         Company and for which all other executives of the Company have signed the same agreements.

                        (ii) Executive shall be granted an option (the, "Second
         Option") to purchase an aggregate of 307,500 shares (the "Second Option
         Shares") of common stock of the Company, having an Exercise Price per
         Share equal to either: (a) in the event of any initial public offering of Pinnacle's common stock occurring on or prior to December 31, 2004, the initial public offering price (it being understood that the option is to purchase common stock from Pinnacle and not a right to purchase stock in any such initial public offering) or (b) if no initial public offering has occurred by December 31, 2004, $25 per share. The Second
         Option will vest according to the same schedule as the First Option.
         The Second Option shall be governed by the terms of the option agreement (and any related agreements that may be entered into in connection with any exercise of the option) to be entered into by and between the Executive and the Company,

                    (d) FRINGE BENEFITS. The Executive shall be entitled to
participate in each fringe, welfare and pension benefit and incentive program adopted from time to time by the Company for the benefit of, and which generally apply to, its senior executive officers from time to time, including medical and dental plans, disability insurance, 401(k) plans or other retirement benefits provided to executive employees. To the extent that the Company offers club memberships, financial or estate planning services, car allowances, or similar benefits to other executives generally, then Executive shall enjoy the same. The
Executive shall be provided with any such Fringe Benefits as and if they are provided by the Company at no cost to Executive. Individual and family medical and dental benefits shall be provided at no cost to Executive beginning with the first day of employment and continuing throughout Executive's employment. Such medical and dental benefits shall include reasonable coverage for medical, hospital, surgical, and major medical expenses and shall be subject to such deductibles as applicable to other executives generally.

                    (e) VACATION. You will receive twenty (20) business days of paid vacation per year in accordance with the Company's vacation policy applicable to senior executives, as amended from time to time except that under no circumstances will the amount of vacation that Executive receives be less than twenty (20) days. Accrued but unused vacation time will be paid out at the end of any calendar year in accordance with the Company's policies and procedures in place at the time.

                    (f) EXPENSES. During the Term, the Company shall reimburse
Executive for all reasonable expenses which are incurred by him in the course of performing his duties under this Agreement and which are consistent with the
Company's policies in effect from time to time with respect to any travel, entertainment or other business expenses, subject to the Company's requirements with respect to reporting and documentation of such expenses.

         Section 5. TERMINATION.

                    (a) DEATH. Should employment terminate because of the death of the Executive, the Agreement shall terminate and the Company shall have no further obligations to the Executive or his estate under this Agreement except for the payment of any accrued and owing Base Salary, and a pro rata Annual
Bonus, which shall be based on the Bonus received in the prior year.

                    (b) DISABILITY. If, during the Term, the Executive should
become DISABLED (as defined hereafter), the Company shall have the right to terminate this Agreement and the Executive's employment with the Company and thereafter the Company shall have no further obligations to the Executive of his estate under this Agreement. For the purposes hereof, Executive shall be considered "Disabled" if: (i) the Executive is entitled to benefits under any long term disability income plan applicable to

the Executive; or (ii) as determined by the Board of Directors in good faith.
Upon termination under this section, the Executive shall be entitled to COBRA continuation of medical benefits at his expense and/or, to the extent permitted, conversion of any life and disability insurance policies at his own expense.

                    (c) SEVERANCE. Upon termination by the Company of the
Executive's employment with the Company for any reason other than for CAUSE (and other than as a result of death or Disability), then (i) the Executive shall be entitled to receive payment of any accrued and owing Base Salary for the applicable period and (ii) a lump sum payment equal to one year's Base Salary at its then current rate and the prior year's Bonus. If such termination occurs within the first year, the amount payable under subsection (ii) will be
$350,000. If a termination for any reason other than for Cause (and other than as a result of death of Disability) occurs on or before June 30, 2004, then fifty percent (50%) of all outstanding options that remain unvested as of such termination shall become automatically vested and exercisable and may be exercised pursuant to the terms of the Option Agreement governing such outstanding options. If a termination for any reason other than for Cause (and other than as a result of death or Disability) occurs after June 30, 2004, then seventy-five percent (75%) of all outstanding options that remain unvested as of such termination shall become automatically vested and exercisable and may be exercised pursuant to the terms of the Option Agreement governing such outstanding options. "CAUSE" shall mean: (i) the Executive's willful and material breach or habitual neglect of the Executive's obligations under this
Agreement; (ii) the Executive's willful failure or refusal to comply with lawful directives of the Company's Board of Directors; (iii) the Executive's conviction of a felony or other crime involving moral turpitude; (iv) fraud or embezzlement involving assets of the Company or other material misappropriation of the
Company's assets or funds; or (v) the Executive's material breach of any of the representations, warranties and covenants contained in this Agreement or a final order from a court of competent jurisdiction precluding the Executive from performing his duties hereunder pursuant to Section 7(b) of this Agreement.

                    (d) OTHER EVENTS OF TERMINATION. The following events shall be considered termination without Cause for the purposes of Section 5(c): (i) a material change in executive's status as an executive officer, roles and responsibilities, titles, reporting and duties and (ii) relocation of
Executive's place of work more than twenty (50) miles from its current location in Sarasota, Florida; provided, however, for any such event to be considered a termination without Cause, (i) the Executive must provide written notice to the
Company not more than 30 days after the occurrence of such event, specifying the particulars thereof and (ii) the Company must have failed to cure such event within 30 days of such notice by the Executive.

                    (e) RIGHT TO CURE. Termination for Cause of Executive shall be communicated by delivery to the Executive of a written notice from the
Company Board of Directors stating that the Executive will be terminated for
Cause, specifying the particulars thereof; provided, however, that upon receipt of such notice, the Executive shall have (A) an opportunity, together with his counsel, to be heard by the

Company Board of Directors and (B) the opportunity to cure the matter constituting Cause (to the extent curable) within thirty (30) days of such notice.

         Section 6. NON-COMPETITION; PRESERVATION OF NON-TRADE SECRET
PROTECTIBLE BUSINESS INTEREST; PRESERVATION Of TRADE SECRETS. Executive
acknowledges that during the Employment Period he will have access to the
Company's Confidential Information (as defined below) and trade secrets and will meet and develop relationships with the Company's potential and existing clients, customers and employees.

                        (i) During the Employment Period and for twelve (12)
         months after the termination of this Agreement and/or Executive's employment relationship with the Company (including such relationship after expiration of this Agreement), irrespective of the time, manner, or method of such termination, Executive shall not, without the express written consent of the Company, compete or, directly or indirectly, consult with, render services to, or otherwise participate or attempt to participate in any manner in a business which competes with, the
         Company within the geographic area in which the Company conducted the
         Business immediately prior to the termination; provided, however, that in the event of a material breach of this Agreement by the Company, this provision shall not apply; provided, further, for any such event to be considered a material breach, (i) the Executive must provide written notice to the Company not more than 30 days after the occurrence of such event, specifying the particulars thereof, and (ii)
         the Company must have failed to cure such event within 30 days of such notice by the Executive;

                        (ii) During or after Executive's employment hereunder,
         Executive shall not use or disclose any Confidential Information to any person or entity without the written authorization of the Company except to the extent required by a court having competent jurisdiction or under subpoena from an appropriate government agency, in which event
         Executive will use his best efforts to consult with the Company prior to responding to any such order or subpoena and will cooperate with the
         Company in its attempts to block such order or subpoena or seek confidential treatment for any information so required to be disclosed.
         "Confidential Information" includes, but is not limited to, information concerning the Company's customers; financing strategies and practices;
         pricing information and methods; training and operational procedures;
         advertising, marketing, and sales information; financial information;
         and other data, concepts, strategies, methods, procedures or other confidential information that is not a trade secret as defined by
         Florida Statute Section 688.002; provided, however, that such
         Confidential Information shall not include any information that has otherwise been disclosed to the public, is otherwise in the public domain or was in Executive's possession prior to the Commencement Date;

                        (iii) During the Employment Period and for twelve (12)
         months after the termination of this Agreement and/or Executive's employment relationship with the Company (including such relationship after expiration of this

         Agreement), irrespective of the time, manner, or method of such termination, Executive shall not solicit, directly or indirectly, any existing supplier, client or customer with whom the Company has a substantial relationship or any potential client or customer which has been identified by any of the Company's senior executives as a potentially significant client or customer, including, without limitation, in the case where the Company has had active contacts with such potential client or customer (it being understood, for the sake of clarity, that any new division or subsidiary of any existing client or customer (or parent thereof) shall be deemed an existing customer hereunder); provided, however, that in the event of a material breach of this Agreement by the Company, this provision shall not apply;
         provided, further, for any such event to be considered a material breach, (i) the Executive must provide written notice to the Company not more than 30 days after the occurrence of such event, specifying the particulars thereof, and (ii) the Company must have failed to cure such event within 30 days of such notice by the Executive;

                        (iv) During or after Executive's employment hereunder,
         Executive shall not willfully adversely affect the Company's customer goodwill associated with an ongoing business by way of trade name, trademark service mark, trade dress and the like;

                        (v) During the Employment Period and for twelve (12)
         months after the termination of this Agreement and/or Executive's employment relationship with the Company (including such relationship after expiration of this Agreement), irrespective of the time, manner, or method of such termination, Executive shall not use extraordinary or specialized training received from the Company, except that this shall not include any general business knowledge and work skills of
         Executive, even if developed or improved by Executive while in the employ of the Company;

                        (vi) During the Employment Period and for twelve (12)
         months after the termination of this Agreement and/or Executive's employment relationship with the Company (including such relationship after expiration of this Agreement), irrespective of the time, manner, or method of such termination, Executive shall not solicit, directly or indirectly, any employee of the Company to leave the employment of the
         Company; and/or

                        (vii) During or after Executive's employment hereunder,
         Executive shall not, directly or indirectly, use or disclose any trade secret as that term is defined by Florida Statute Section 688.002, or allow any such trade secret information to be disclosed to or used by any person or entity, for any reason or purpose whatsoever, without the express written consent of the Company. The restrictive covenants set forth in this paragraph 6 are expressly intended to benefit the
         Company, Fortress Investment Group and Greenhill Capital Partners L.P.
         and their respective subsidiaries, successors, and assigns (the "Third
         Party Beneficiaries") and the Company and the Third Party Beneficiaries
         are expressly authorized to enforce this provision. Nothing contained in this paragraph 6 shall

         limit any common law or statutory obligation that the Executive may have to the Company. For purposes of this paragraph 6 and paragraph 7, the "Company" refers to the Company and any incorporated or unincorporated affiliates of the Company.

         Section 7. ASSIGNMENT OF PROPRIETARY INFORMATION. Executive agrees that he shall promptly disclose to the Company in writing all information generated, conceived or first reduced to practice by him alone or in conjunction with others, during or after working hours, while in the employ of the Company (all of which is collectively referred to in this Agreement as "Proprietary
Information"); provided, however, that such Proprietary Information shall not include (i) any information that has otherwise been disclosed to the public or is otherwise in the public domain and (ii) general business knowledge and work skills of Executive, even if developed or improved by Executive while in the employ of the Company. All such Proprietary Information shall be the exclusive property of the Company and is hereby assigned by Executive to the Company, except as otherwise specifically agreed to by the Company in writing.
Executive's obligation relative to the disclosure to the Company of such
Proprietary Information anticipated in this paragraph 7 shall continue beyond
Executive's termination of employment and Executive shall, at the Company's expense, give the Company all assistance it reasonably requires to perfect, protect and use its right to the Proprietary Information.

         Section 8. DOCUMENTS AND PERSONAL PROPERTY. All documents or other property relating in any way to the business of the Company which is conceived or generated by Executive or comes into his possession during his employment shall be and remain the exclusive property to the Company. Executive agrees promptly to return all such documents and personal property of the Company to the Company on termination of his employment or at such earlier time as the
Company may request.

         Section 9. ENFORCEMENT OF RESTRICTIVE COVENANTS. The parties understand and agree that the restrictive covenants set forth in paragraphs 6 through 8 of this Agreement (the "Restrictive Covenants") are essential elements of
Executive's employment with the Company. Further, Executive expressly acknowledges that the restrictions contained in this Agreement are reasonable and necessary to accomplish and preserve the Company's protectible business interests and trade secrets and are not contrary to public health, safety or welfare. Executive further acknowledges that enforcement of the restrictions contained herein will not deprive Executive the ability to earn a reasonable living, and that any violation of the restrictions contained in this Agreement will cause significant and irreparable harm to the Company. The parties understand and agree further that the Company shall be entitled to obtain injunctive relief including, but not limited to, a temporary restraining order or temporary, preliminary, or permanent injunction, to enforce the provisions of this Agreement.

         Section 10. EFFECT OF BREACH OF RESTRICTIVE COVENANTS. The parties agree that the time period covered by any Restrictive Covenant shall be extended by any period of time during which Executive is in violation of such Restrictive
Covenant, it being understood that for purposes of this paragraph 10 each of subparagraphs (i) through (vii) of paragraph 6 shall be treated as a separate
Restrictive Covenant.

         Section 11. INTENT OF PARTIES REGARDING RESTRICTIVE COVENANTS. It is
the intent of the parties that the Company and the Third Party Beneficiaries be given the broadest protection allowed by law with regard to the scope of the
Restrictive Covenants. The Restrictive Covenants shall be construed as agreements independent of any other provision of this Agreement. The existence of any claim or cause of action of Executive against the Company or the Third
Party Beneficiaries shall not constitute a defense to the enforcement by the
Company or the Third Party Beneficiaries of the Restrictive Covenants. It is
expressly agreed by the parties that if any portion of the Restrictive Covenants set forth in this Agreement are held to be invalid, unreasonable, overbroad, arbitrary, against public policy, or otherwise unenforceable, then each such portion of the Restrictive Covenants shall be considered divisible as to time, geographical area, and any other relevant feature, with each month of a specified period being deemed a separate period of time and each mile being deemed a separate geographical area, it being the intention of the parties that a lesser period of time, geographical area, or other relevant feature shall be enforced to the fullest extent permitted by law.

         Section 12. NO VIOLATION OF THIRD-PARTY RIGHTS.

                     (a) The Executive hereby represents, warrants and covenants to the Company that the Executive:

                         (i) is not a party to any agreements with third parties
         that prevent him from fulfilling the terms of employment and the obligations of this Agreement or which would be breached as a result of his execution of this Agreement; and

                         (ii) is in compliance with any and all valid
         obligations which he may now have to prior employers or to others relating to confidential information, inventions or discoveries which are the property of those prior employers or others, as the case may
         be.

                     (b) If the Executive is in breach of any of the foregoing
representations, warranties and covenants or a court of competent jurisdiction issues a final order (not including a temporary restraining order or other order subject to interlocutory appeal) precluding the Executive from performing his duties hereunder, the Company shall be entitled to terminate this Agreement for
Cause.

         Section 13. RELOCATION EXPENSES. The Company shall reimburse Executive for all reasonable expenses associated with moving Executive's personal property and automobiles and incurred as a result of relocating from Delray Beach,
Florida to the Sarasota, Florida area, in an amount not to exceed twenty-five thousand dollars ($25,000). The Company will also pay for all reasonable travel and living expenses to and from the Company's headquarters until the sooner of
September 30, 2004

or completion of Executive's relocation. The Company will also pay for customary closing costs associated with sale of Executive's current residence in Delray
Beach and the purchase of Executive's new residence in the Sarasota, FL area.

         Section 14. WITHHOLDING. The Company shall make such deductions and withhold such amounts from each payment made to the Executive hereunder as may be requited from time to time by law, governmental regulation or order.

         Section 15. NOTICES. All notices and other communications under this
Agreement shall be in writing and shall be given by hand, facsimile or first-class mail, certified or registered with return receipt requested, and shall be deemed to have been duly given upon delivery or three (3) days after mailing or twenty-four (24) hours after transmission of a facsimile to the respective persons named below:

                     (a) If to the Company:

                         Pinnacle Holdings, Inc.
                         301 North Cattlemen Road, Suite 2300
                         Sarasota, FL 34232
                         Facsimile: (941) 364 8761
                         Attn:  General Counsel

                         If to the Executive:

                         Mr. Ronald G. Bizick, II
                         202 NW 12th Street
                         Delray Beach, FL 33444

                         With a copy to:
                         Mark Bideau
                         Greenberg and Traurig
                         777 Flagler Dr.
                         Suite 300
                         West Palm Beach, FL 33401

Either party may change such party's address for notices by notice duly given pursuant hereto.

         Section 16. DISPUTE RESOLUTION; ATTORNEYS' FEES. The parties agree that any and all disputes arising out of the terms of this Agreement, their interpretation, or the Executive's employment or termination by the Company shall be subject to binding arbitration before the American Arbitration
Association under its National Rules for the Resolution of Employment Disputes.
The Company agrees to pay all costs associated with arbitration, except that the parties shall pay for their own attorney's fees and costs. The arbitrator shall permit the parties to engage in reasonable discovery measures, including depositions, document production, interrogatories, and any other discovery measures that the arbitrator may order. The arbitrator shall issue a written decision and shall have authority to award any and all damages to which the party

would otherwise be entitled to under applicable law. Such decision shall be subject to limited review by a court of competent jurisdiction. The parties agree that the prevailing party in any arbitration shall be entitled to injunctive relief in any court or competent jurisdiction to enforce the arbitration award. The parties agree that the prevailing party in any arbitration shall be awarded its reasonable attorneys' fees and costs to the extent not prohibited by law.

         Section 17. GOVERNING LAW. This Agreement and the teal relations thus created between the parties hereto shall be governed by and construed under and in accordance with the laws of the State of Florida, without regard to its conflicts of law principles.

         Section 18. ENTIRE AGREEMENT. This Agreement is complete and embraces the entire understanding of and between the Parties. All prior understandings of or in connection with the subject matter contained herein, either oral or written, having been merged herein or canceled. The Executive acknowledges and agrees that no representations have been made by the Company except those expressly set forth herein.

         Section 19. WAIVER; MODIFICATION. Failure to insist upon strict compliance with any of the terms, covenants or conditions hereof shall not be deemed a waiver of such term, covenant or condition, nor shall any waiver or relinquishment of, or failure to insist upon strict compliance with, any right or power hereunder at any one or more times be deemed a waiver or relinquishment of such right or power at any other time or times. This Agreement shall not be modified in any respect except by a writing executed by each party hereto.

         Section 20. ASSIGNMENT; SUCCESSORS. This Agreement is personal in its nature and neither of the parties hereto shall, without the consent of the other, assign or transfer this Agreement or any rights or obligations hereunder;
provided that, in the event of the merger, consolidation, transfer or sale of all or substantially all of the assets of the Company with or to any other individual or entity or any similar event, this Agreement shall, subject to the provisions hereof, be binding upon and inure to the benefit of such successor and such successor shall discharge and perform all the promises, covenants, duties and obligations of the Company hereunder.

         Section 21. SEVERABILITY. Except as provided in Section 6(d) hereof, in the event that a court of competent jurisdiction determines that any portion of this Agreement is in violation of any statute or public policy, only the portions of this Agreement that violate such statute or public policy shall be stricken. All portions of this Agreement that do not violate any statute or public policy shall continue in full force and effect. Furthermore, any court order striking any portion of this Agreement shall modify the stricken terms as little as possible to give as much effect as possible to the intentions of the parties under this Agreement.

         Section 22. HEADINGS; INCONSISTENCY. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose. In the event of any inconsistency

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between the terms of this Agreement and any form, award, plan or policy of the
Company, the terms of this Agreement shall control.

         Section 23. COUNTERPARTS. This Agreement may be executed in counterparts (including counterparts delivered by facsimile), each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer and the Executive has hereunto signed this Agreement on the date first above written.

                                 COMPANY

                                 /s/ Kevin R. Czinger
                                 ------------------------------------------
                                 By: Kevin R. Czinger
                                 Title: Member, Board of Directors of the
                                        Company

                                 EXECUTIVE

                                 /s/ Ronald G. Bizick, II
                                 ------------------------------------------
                                 Ronald G. Bizick, II

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